EXECUTION COPY


                              METRIS COMPANIES INC.
                                      Buyer


                                       and


                       DIRECT MERCHANTS CREDIT CARD BANK,
                              NATIONAL ASSOCIATION
                                     Seller

                           SECOND AMENDED AND RESTATED
                       BANK RECEIVABLES PURCHASE AGREEMENT


                          Dated as of January 22, 2002

                        SECOND AMENDED AND RESTATED BANK
                         RECEIVABLES PURCHASE AGREEMENT


                  SECOND AMENDED AND RESTATED BANK RECEIVABLES PURCHASE AGREEMENT, dated as of January 22, 2002 (the "Agreement"), by and between METRIS COMPANIES INC., a Delaware corporation ("Metris" or the "Buyer"), and DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION, a national banking association ("Direct Merchants" or the "Seller").


                              W I T N E S S E T H:


                  WHEREAS, the Buyer desires to purchase from time to time certain open-end or revolving credit receivables (including, without limitation, MasterCard, VISA and private label credit card receivables) generated on or before April 18, 1995, or to be generated after April 18, 1995, in the normal course of business;


                  WHEREAS, the Seller desires to sell and assign from time to time such receivables to the Buyer upon the terms and conditions hereinafter set forth;


                  WHEREAS, the Buyer is an Affiliate of the Seller;


                  WHEREAS, the Seller is the successor by merger to Direct Merchants Credit Card Bank, National Association, a national banking association with its principal place of business in Salt Lake City, Utah (the "Predecessor Seller");


                  WHEREAS, the Predecessor Seller and Fingerhut Companies, Inc. ("Fingerhut") previously entered into that certain Amended and Restated Bank Receivables Purchase Agreement, dated as of May 26, 1995 (the "Previously Amended and Restated Purchase Agreement"), pursuant to which the Predecessor Seller has previously sold to the Buyer all Receivables in all Previous Accounts;


                  WHEREAS, the Predecessor Seller, the Buyer and Fingerhut previously entered into an Assignment and Assumption Agreement, dated as of September 16, 1996 (the "Assumption Agreement"), in which Fingerhut assigned to Metris all of its rights arising under the Previously Amended and Restated Purchase Agreement and Metris agreed to assume and perform all of Fingerhut's duties and obligations under the Previously Amended and Restated Purchase Agreement;


                 WHEREAS, the Seller and the Buyer previously entered into that certain Amendment and Assumption Agreement, dated as of July 13, 1998 (the "Amendment and Assumption Agreement"), in which the Seller assumed all of the rights and obligations of the Predecessor Seller;


                  WHEREAS, the parties hereto previously entered into that certain Amended and Restated Bank Receivables Purchase Agreement, dated as of July 30, 1998 (the "First Amended and Restated Purchase Agreement"), pursuant to which the Previously Amended and Restated Purchase Agreement was amended and restated;

                  WHEREAS, the parties hereto desire to amend and restate the First Amended and Restated Purchase Agreement;


                  WHEREAS, the Seller understands that the Buyer will be re-selling the Receivables to a special purpose subsidiary, which will in turn transfer the Receivables to a master trust pursuant to the Pooling and Servicing Agreement;

                  NOW, THEREFORE, it is hereby agreed by and between the Buyer and the Seller as follows:

                                   ARTICLE I

                                  DEFINITIONS

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein shall have the following meanings assigned to them:


                  "Account" shall mean: (a) each revolving credit card account in which the Predecessor Seller had rights on the Closing Date; (b) each revolving credit card account in which the Predecessor Seller acquired rights from the Closing Date through the Assumption Date; (c) each revolving credit card account in which the Seller had rights on the Assumption Date; and (d) each Additional Account. The definition of "Account" shall include each Transferred Account but shall not include Deleted Accounts and any Accounts all of the Receivables in which are repurchased by the Seller pursuant to Article VI hereof. The term "Account" shall refer to an Additional Account only from and after the date the Seller acquires rights therein.


                  "Account Schedule" shall mean a computer file or microfiche list containing a true and complete list of all Accounts and Excluded Accounts, each identified by account number.


                  "Additional Account" shall mean each revolving credit card account in which the Seller acquires rights after the Assumption Date other than any Excluded Accounts.


                  "Affiliate" shall mean, with respect to a particular Person, any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.


                  "Assumption Date" shall mean July 13, 1998.


                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Minneapolis, Minnesota, Scottsdale, Arizona or Tulsa, Oklahoma are authorized or obligated by law or executive order to be closed.


                  "Closing Date" shall mean April 18, 1995.


                   "Collections" shall mean all payments received in respect of the Receivables in the form of cash, checks or any other form of payment, including Insurance Proceeds and Recoveries.


                  "Contract" shall mean an agreement between the Seller and another Person for the extension of revolving credit, including pursuant to a credit card, in the form of a written contract, invoice or revolving credit agreement (but shall not include any agreement or plan relating to the extension of credit on a closed-end basis).


                  "Credit Adjustment" shall have the meaning set forth in subsection 3.2(b) hereof.


                  "Credit and Collection Policy" shall mean the written policies and procedures of the Seller (a) relating to the operation of its consumer revolving credit card business, including, without limitation, the written policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (b) relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified or otherwise changed from time to time.


                  "Date of Processing" shall mean with respect to any transaction, the date on which such transaction is first recorded according to the Seller's computer master file of revolving credit accounts (without regard to the effective date of such recordation).


                  "Defaulted Account" shall mean each Account with respect to which, in accordance with the Credit and Collection Policy or the Servicer's customary and usual servicing procedures, the Servicer has charged off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer's computer master file of revolving credit accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.


                  "Deleted Account" shall mean any Removed Account as to which there are no Receivables arising therein owned by the Buyer.


                  "Eligible Account" shall mean, on the Assumption Date (or, with respect to Additional Accounts, on the date the Receivables arising in such Accounts are first sold to the Buyer), a revolving credit card account owned by the Seller:

          (a) which is payable in United States dollars;

          (b) the Obligor on which has provided, as its initial billing address, an address located in the United States or its territories or possessions or a United States military address;

          (c) which has not been identified by the Seller in its computer master file as stolen or lost;

          (d) which is not sold or pledged to any other party and which does not have Receivables which are sold or pledged to any other party;

          (e) the Receivables in which the Seller has not charged off (or required to be charged off) in its customary and usual manner for charging off Receivables in such Accounts; and

          (f) which is not an Excluded Account.

                  "Eligible Receivable" shall mean a Receivable that satisfies each of the following criteria: (a) it arises under an Eligible Account, (b) it is not sold or pledged to any other party, (c) it constitutes an "account" or a "payment intangible" as defined in Article 9 of the UCC as then in effect in the Relevant UCC State, (d) it is the legal, valid and binding obligation of, or is guaranteed by, a Person who is competent to enter into a Contract and incur debt, and is enforceable against such Person in accordance with its terms, (e) it was created or acquired by the Seller in compliance, in all material respects, with all Requirements of Law applicable to the Seller and pursuant to a Contract which complies, in all material respects, with all Requirements of Law applicable to the Seller (including, without limitation, laws, rules and regulations relating to truth in lending, usury, fair credit billing, fair credit reporting, equal credit opportunity and fair debt collection practices),
(f) all material consents, licenses or authorizations of, or registrations with, any Governmental Authority required to be obtained or given by the Seller in connection with the creation of such Receivable or the execution, delivery, creation and performance of the related Contract by the Seller have been duly obtained or given and are in full force and effect and (g) immediately prior to giving effect to the sale hereunder, the Seller has good and marketable title to such Receivable free and clear of all Liens arising under or through the Seller (other than Permitted Liens).


                  "Excluded Account" shall mean a revolving credit card account which the Buyer and the Seller have elected to exclude from sale under this Agreement in accordance with subsection 2.1(e) hereof.


                  "Finance Charge Receivables" shall mean Receivables created in respect of (a) Periodic Finance Charges, (b) overlimit fees, (c) late charges,
(d) returned check fees, (e) annual membership fees and annual service charges, if any, (f) transaction charges, (g) cash advance fees, (h) fees and charges relating to debt waiver programs administered by the Seller and (i) other similar fees and charges, but excluding fees and charges for other products and services offered in connection with an Account.


                   "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


                  "Ineligible Receivable" shall have the meaning set forth in
Section 6.1 hereof.


                  "Insurance Proceeds" shall mean any amounts recovered pursuant to any insurance and insurance type products covering any Obligor with respect to any Receivable under such Obligor's Account.


                  "Lien" shall mean any lien, security interest or other encumbrance.


                  "Obligor" shall mean a Person obligated to make payments with respect to a Receivable arising under an Account.


                  "Periodic Finance Charges" shall have, with respect to any Account, the meaning set forth in the Contract applicable to such Account for finance charges (due to periodic rate) or any similar term.


                  "Permitted Lien" shall mean with respect to the Receivables:
Liens that secure the payment of taxes, assessments and governmental charges or levies, if such taxes are either (a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established.


                  "Person" shall mean any person or entity, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.


                  "Pooling and Servicing Agreement" shall mean the Second Amended and Restated Pooling and Servicing Agreement, dated as of January 22, 2002, as amended from time to time, by and among Direct Merchants Credit Card Bank, National Association, as Servicer, Metris Receivables, Inc., as Transferor, and U.S. Bank National Association, as Trustee.


                  "Previous Accounts" shall mean all revolving credit card accounts specified in clauses (a) and (b) of the definition of Account.


                  "Principal Receivables" shall mean all Receivables other than Finance Charge Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.


                  "Purchase Price" shall have the meaning set forth in Section
3.1 hereof.


                  "Rating Agencies" shall mean the nationally-recognized statistical rating agencies, if any, that have been identified to the Seller as having been selected by Metris Receivables, Inc., as Transferor, to rate any securities issued by the Trust.


                  "Receivable" shall mean all amounts shown on the Seller's records as amounts payable by Obligors on any Account from time to time, including the right to receive payment of any interest or finance charges and other obligations of such Obligor with respect thereto. Each Receivable includes, without limitation, all rights of the Seller under the applicable Contract. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. A Receivable shall not include the amount of interchange fees, if any, payable to the Seller through VISA USA, Inc. or MasterCard International, Incorporated.

                  "Recoveries" shall mean any amounts received with respect to Receivables in Accounts that previously became Defaulted Accounts; provided, however, that if any amount so recovered relates to both Receivables in Defaulted Accounts and other receivables, and if it cannot be determined with objective certainty whether such amount relates to Receivables in Defaulted Accounts or other receivables, the term "Recoveries" shall mean the amount reasonably estimated by the Servicer, and agreed by the Seller and the Buyer, as having been recovered in respect of Receivables in Defaulted Accounts.

                  "Relevant UCC State" shall mean the State of Minnesota and each jurisdiction in which the filing of a UCC financing statement is necessary to perfect the ownership interest and security interest of the Buyer pursuant to this Agreement.

                  "Removed Account" shall mean any Account as to which the Seller has received notice from the Servicer that such Account is a "Removed Account" as defined in the Pooling and Servicing Agreement.

                  "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.

                  "Sale Papers" shall have the meaning set forth in subsection 4.1(a) hereof.

                  "Servicer" shall mean the entity acting as Servicer under the Pooling and Servicing Agreement.

                  "Stop Date" shall have the meaning specified in subsection 2.2(a) hereof.

                  "Termination Date" shall have the meaning set forth in Section
8.1 hereof.

                  "Transferred Account" shall mean an Account with respect to which a new credit card account number has been issued by the Seller under circumstances resulting from a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit and Collection Policy; provided that such Account can be traced or identified by reference to or by way of the Account Schedule.

                  "Trust" shall mean the Metris Master Trust.

                  "Trustee" shall mean the trustee of the Trust.

                  "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

Section 1.2 Other Definitional Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Sale Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.


                               [END OF ARTICLE I]


                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

Section 2.1       Sale.

(a) In consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, the Seller does hereby sell, assign, transfer, set-over and otherwise convey to the Buyer, and the Buyer does hereby purchase from the Seller, without recourse except as specifically set forth herein, all of the Seller's right, title and interest in, to and under (i) the Receivables now existing and hereafter created and arising in connection with the Accounts, including all Additional Accounts, (ii) all monies and investments due or to become due with respect thereto, and (iii) all Collections with respect to, and all proceeds of, all of the foregoing. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Buyer of any obligation of the Seller in connection with the Accounts or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors, merchant banks, merchant clearance systems, VISA USA, Inc., MasterCard International, Incorporated or insurers.

(b) In connection with the foregoing sale, the Seller agrees to record and file a financing statement or statements (and continuation statements or other amendments with respect to such financing statements) with respect to the Receivables and the other property described in subsection 2.1(a) sold by the Seller hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Buyer created hereby under the applicable UCC against all creditors of and purchasers from the Seller, and to deliver a file-stamped copy of such financing statements and continuation statements (or other amendments) or other evidence of such filings to the Buyer.

(c) In connection with the sale and conveyance hereunder, the Seller agrees on or prior to the Closing Date and on each Business Day thereafter, to indicate or cause to be indicated clearly and unambiguously in its accounting, computer and other records that the Receivables and the other property described in subsection 2.1(a) have been sold to the Buyer pursuant to this Agreement on the Closing Date or such Business Day as applicable. The Seller shall not alter the indication referenced in the preceding sentence with respect to any Account during the term of this Agreement unless and until such Account is no longer an Account or the Seller has taken such action as is necessary or advisable to cause the interest of the Buyer in the Receivables and other property to continue to be perfected and of first priority. In addition, in connection with the sale and conveyance hereunder, the Seller shall deliver to the Buyer an Account Schedule at any time at the reasonable request of the Buyer, and the Account Schedules as amended and supplemented from time to time shall be incorporated into and marked as Schedule 1 to this Agreement.

(d) It is the express intent of the Seller and the Buyer that the conveyance of the Receivables and other property by the Seller to the Buyer pursuant to this Agreement be construed as a sale of such Receivables and other property by the Seller to the Buyer, including for accounting purposes. It is, further, not the intention of the Seller and the Buyer that such conveyance be deemed a grant of a security interest in the Receivables and other property by the Seller to the Buyer to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Receivables or other property are held to continue to be property of the Seller, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC, and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be and the Seller hereby grants to the Buyer a security interest in all of the Seller's right, title and interest in, to and under (x) all Receivables now existing and hereafter created and arising in connection with the Accounts, including all Additional Accounts, (y) all monies and investments due or to become due with respect to all of the foregoing, and
(z) all Collections with respect to, and all proceeds of, all of the foregoing, to secure (1) the obligations of the Seller and (2) a loan to the Seller in the amount of the Purchase Price as set forth in this Agreement. The Seller and the Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables and other property, such security interest would be a perfected security interest of first priority in favor of the Buyer under applicable law and will be maintained as such throughout the term of this Agreement.

(e) Each revolving credit card account initially created or acquired by the Seller with a designation portfolio ID other than 0001, 0003, 0006, 0007 or 0008 shall be an Excluded Account. The Buyer and the Seller may designate, at the time of (if no receivables then exist in such accounts) or prior to their creation, other revolving credit card accounts which would otherwise be Additional Accounts as Excluded Accounts. In addition, the Buyer and the Seller may designate revolving credit card accounts which would otherwise be Excluded Accounts as Additional Accounts. A designation pursuant to either of the two immediately preceding sentences shall be evidenced (i) by a written supplement to this Agreement executed by the Seller and the Buyer and (ii) (A) in the case of the second preceding sentence, by the Seller indicating in the appropriate accounting, computer and other files that receivables arising under such Excluded Accounts have been retained by the Seller or (B) in the case of the immediately preceding sentence, by the Seller indicating in the appropriate accounting, computer and other files that Receivables arising under such Additional Accounts have been sold by the Seller. The Seller shall identify all Excluded Accounts as having been retained by the Seller, and all Additional Accounts has having been designated for inclusion under this Agreement, in the Account Schedule.

(f) To the extent that the Seller retains any interest in the Receivables and the other property described in subsection 2.1(a), the Seller hereby grants to the Trustee a security interest in all of the Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under such of those Receivables, and the related property, that are to be conveyed to the Trustee pursuant to the Pooling and Servicing Agreement, to secure the performance of all of the obligations of the Seller hereunder and under the Pooling and Servicing Agreement. With respect to such security interest and such collateral, the Trustee shall have all of the rights that it has under the Pooling and Servicing Agreement. The Trustee shall also have all of the rights of a secured creditor under the UCC.

Section 2.2       Removal and Deletion of Accounts.

(a) If an Account becomes a Removed Account, then the Seller shall stop selling to the Buyer Principal Receivables arising in such Removed Account effective on the Business Day (the "Stop Date") after the date such Account becomes a Removed Account. Notwithstanding the cessation of the sale to the Buyer of additional Principal Receivables arising in such Removed Account, Principal Receivables sold to the Buyer prior to the Stop Date, Collections in respect of such Principal Receivables, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, and Collections in respect of such Finance Charge Receivables, shall continue to be property of the Buyer available for transfer by the Buyer. To the extent that it is not clear to the Seller whether collections relate to a Principal Receivable that was sold to the Buyer or to a principal receivable that the Seller did not sell to the Buyer, the Seller shall allocate payments on each such Removed Account with respect to the principal balance of such Removed Account first to the oldest principal balance of such Removed Account.

(b) On and after the Stop Date for a Removed Account, the Seller may mark its books and records to indicate that such Account is a Removed Account, but the Seller shall not (i) alter the indication referenced in the first sentence of subsection 2.1(c) with respect to such Removed Account unless and until such Account becomes a Deleted Account or the Seller has taken such action as is necessary or advisable to cause the interest of the Buyer in the Receivables and other property to continue to be perfected and of first priority, or (ii) delete such Removed Account from Schedule 1 hereto or any Account Schedule.

(c) Once a Removed Account becomes a Deleted Account, the Seller shall promptly delete such Deleted Account from Schedule 1 hereto (by delivering a schedule of Deleted Accounts or otherwise) and shall indicate in its accounting, computer, and other files that such Deleted Account is no longer an Account.


                               [END OF ARTICLE II]


                                  ARTICLE III

                            CONSIDERATION AND PAYMENT

Section 3.1       Purchase Price.

(a) The Purchase Price for the Receivables and related property conveyed to the Buyer under this Agreement shall be a dollar amount equal to, for Receivables sold on any date, the aggregate amount of all Principal Receivables, and of all Finance Charge Receivables as constitute fees and charges relating to the debt waiver programs administered by the Seller, sold on such date, subject to adjustment to reflect such factors as the Buyer and the Seller mutually agree will result in a Purchase Price determined to equal the fair market value of such Receivables and related property.

(b) Notwithstanding any other provision of this Agreement, the Seller shall not be obligated to continue to sell Receivables or related property to the Buyer to the extent that the Seller is not paid the Purchase Price therefor as provided herein.

Section 3.2       Payment of Purchase Price.

(a) On or before the close of business on the Business Day following each Business Day on which Receivables are sold hereunder, the Purchase Price shall be paid in immediately available funds.

(b) The Purchase Price shall be adjusted on a daily basis (the "Credit Adjustment") if the Seller or the Servicer (other than by reason of Servicer error) adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an Obligor or because such Receivable was created in respect of merchandise which was refused or returned by an Obligor. The amount of such reduction shall equal the reduction in the principal balance of such Receivable resulting from the occurrence of such event. In the event that a reduction pursuant to this subsection 3.2(b) causes the Purchase Price to be a negative number, the Seller agrees to pay the Buyer an amount equal to the amount by which the Credit Adjustment exceeds the unadjusted Purchase Price.

Section 3.3 Daily Reports. On each Business Day, the Seller shall deliver to the Buyer a Daily Report (the "Daily Report") showing the aggregate Purchase Price of Receivables generated, the aggregate amount, if any, owing to the Buyer pursuant to Section 6.1 hereof and the aggregate net amount of cash owing for Receivables generated in each case for the period from and including the preceding Business Day.

Section 3.4 Use of Name, Logo and Marks. The Seller does hereby grant to the Buyer a non-exclusive license to use its name and all related identifying trade or service marks, signs, symbols, logos, designs, servicing software, customer lists, and other intangibles in connection with the servicing of the Receivables purchased hereunder. The license granted shall be co-extensive with the term of this Agreement.


                              [END OF ARTICLE III]


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.1 Seller's Representations and Warranties. Without limiting the generality of the Amendment and Assumption Agreement, the Seller hereby expressly assumes responsibility for all representations and warranties made until the Assumption Date by the Predecessor Seller under Section 4.1 and 4.2 of the Previously Amended and Restated Purchase Agreement which are incorporated herein by reference. The Seller hereby represents and warrants to the Buyer on the Assumption Date, and as to matters involving Additional Accounts, on the date the Receivables of such Accounts are sold to the Buyer, that:

(a) Organization and Good Standing. The Seller is a national banking association organized and validly existing in good standing under the laws of the United States and has the corporate power and authority and legal right to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and each other document or instrument to be delivered by the Seller hereunder (collectively, the "Sale Papers").

(b) Due Qualification. The Seller is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Seller required under applicable law; provided that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Buyer would have to obtain to do business in any state in which the Buyer seeks to enforce any Receivable.

(c) Due Authorization. The execution and delivery by the Seller of the Sale Papers, and the consummation by the Seller of the transactions provided for herein and therein, have been duly authorized by the Seller by all necessary corporate action on its part.

(d) Binding Obligation. Each of the Sale Papers, and the consummation of the transactions provided for therein, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(e) No Conflicts. The execution and delivery by the Seller of the Sale Papers, and the performance by the Seller of the transactions contemplated thereby, do not (i) contravene the Seller's charter or by-laws or (ii) violate any material provision of law applicable to it or require any filing (except for the filings under the UCC), registration, consent or approval under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Seller, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

(f) Taxes. The Seller has filed all material tax returns required to be filed by the Seller and has paid or made adequate provision for the payment of all material taxes, assessments and other governmental charges due from the Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings.

(g) No Violation. The execution and delivery by the Seller of the Sale Papers, the performance by the Seller of the transactions contemplated by the Sale Papers and the fulfillment by the Seller of the terms thereof, will not violate any Requirements of Law applicable to the Seller, will not violate, result in any breach of any of the material terms and provisions of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to the Seller, or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Seller is a party or by which it or its properties are bound.

(h) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened, against the Seller before any Governmental Authority (i) asserting the invalidity of the Sale Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations thereunder or
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof.

(i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Governmental Authority required in connection with the execution and delivery by the Seller of the Sale Papers, the performance by the Seller of the transactions contemplated by the Sale Papers and the fulfillment by the Seller of the terms hereof and thereof, have been obtained.

(j) Bona Fide Receivables. The Seller has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by the Seller in any document or report delivered by the Seller under this Agreement satisfies on the date of its sale hereunder the requirements of eligibility contained in the definition of Eligible Receivable set forth herein.

(k) Place of Business. The principal executive offices of the Seller are in Scottsdale, Arizona.


(l) Use of Proceeds. No proceeds of the sale of any Receivable hereunder received by the Seller will be used by the Seller to purchase or carry any margin stock.

(m) Not an Investment Company. The Seller is not an "investment company" within the meaning of the Investment Company Act, or is exempt from all provisions of such Act.


                 The representations and warranties set forth in this Section
4.1 shall survive the sale of the Receivables to the Buyer. The Seller hereby represents and warrants to the Buyer that the representations and warranties of the Seller set forth in Section 4.1 are true and correct on the applicable date. Upon discovery by the Seller or the Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other.

Section 4.2       Seller's Representations and Warranties Regarding Receivables.

(a) Valid Sale, etc. The Seller hereby (x) represents and warrants on the Assumption Date, with respect to the Receivables created on or prior to, and outstanding on, such date and (y) represents and warrants on the date of the sale to the Buyer of any Receivables, with respect to such Receivables, that:

(i) This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, receivership, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(ii) The sale of such Receivables by the Seller to the Buyer under this Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Buyer of all right, title and interest of the Seller in and to such Receivables, free and clear of any Lien except for Permitted Liens.

(iii) The Seller is not insolvent and will not be rendered insolvent upon the sale of such Receivables to the Buyer.

(iv) The Seller is the legal and beneficial owner of all right, title and interest in and to each such Receivable.

(v) All consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required of the Seller in connection with the sale of such Receivables to the Buyer have been obtained.

(vi)     Such Receivables are Eligible Receivables.

(vii) Each such Receivable has been conveyed to the Buyer in compliance, in all material respects, with all Requirements of Law applicable to the Seller.

(b) Daily Representations and Warranties. On each day on which any new Receivable is created or acquired by the Seller and sold to the Buyer hereunder, the Seller shall represent and warrant to the Buyer that (A) each such Receivable purchased by the Buyer on such day has been conveyed to the Buyer in compliance, in all material respects, with all Requirements of Law applicable to the Seller and free and clear of any Lien (other than Permitted Liens) and (B) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable to the Buyer have been duly obtained, effected or given and are in full force and effect.

(c) Notice of Breach. The representations and warranties set forth in this
Section 4.2 shall survive the sale, transfer and assignment of the respective Receivables to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the representations and warranties set forth in this Section 4.2, the party discovering such breach shall give prompt written notice thereof to the other. The Seller agrees to cooperate with the Buyer in attempting to cure any such breach.

Section 4.3 Representations and Warranties of the Buyer. The Buyer hereby represents and warrants and agrees with the Seller, on the date hereof, and represents and warrants on the date of the sale of any Receivables to the Buyer hereunder, that:

(a) Organization and Good Standing. The Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under the Sale Papers to which it is a party.

(b) Due Qualification. The Buyer is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state required in order to conduct its business and has obtained all necessary licenses and approvals with respect to the Buyer required under applicable law.

(c) Due Authorization. The execution and delivery by the Buyer of the Sale Papers to which it is a party and the consummation by the Buyer of the transactions provided for in the Sale Papers to which it is a party have been duly authorized by the Buyer by all necessary corporate action on its part.

(d) No Conflicts. The execution and delivery by the Buyer of the Sale Papers to which it is a party and the performance by the Buyer of the transactions contemplated thereby do not (i) contravene the Buyer's certificate of incorporation or by-laws or (ii) violate any material provision of law applicable to it, or require any filing (except for the filings under the UCC), registration, consent or approval under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Buyer, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

(e) No Violation. The execution and delivery by the Buyer of the Sale Papers to which it is a party, the performance by the Buyer of the transactions contemplated by the Sale Papers to which it is a party, and the fulfillment by the Buyer of the terms of the Sale Papers to which it is a party will not violate any Requirements of Law applicable to the Buyer, will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to the Buyer, or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Buyer is a party or by which it or its properties are bound.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Buyer, threatened, against the Buyer, before any Governmental Authority (i) asserting the invalidity of the Sale Papers to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Sale Papers to which it is a party, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Buyer of its obligations thereunder or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Sale Papers to which it is a party.

(g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Governmental Authority required in connection with the execution and delivery by the Buyer of the Sale Papers to which it is a party, the performance by the Buyer of the transactions contemplated by the Sale Papers to which it is a party, and the fulfillment by the Buyer of the terms of the Sale Papers to which it is a party have been obtained.


                 The representations and warranties set forth in this Section
4.3 shall survive the sale of the Receivables to the Buyer. The Buyer hereby represents and warrants to the Seller that the representations and warranties of the Buyer set forth in Section 4.3 are true and correct on the applicable date. Upon discovery by the Buyer or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.


                               [END OF ARTICLE IV]


                                   ARTICLE V

                          COVENANTS OF SELLER AND BUYER

Section 5.1       Seller Covenants.  The Seller hereby covenants that:

(a) Receivables to be Accounts or Payment Intangibles. The Seller will take no action to cause any Receivable to be evidenced by any instrument or chattel paper (as defined in the UCC as in effect in the Relevant UCC State), except in connection with the enforcement or collection of a Receivable. Except in such circumstances, the Seller will take no action to cause any Receivable to be anything other than an account or payment intangible (as defined in the UCC as in effect in the Relevant UCC State).

(b) Security Interests. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien arising through or under the Seller on, any Receivable sold hereunder, whether now existing or hereafter created, or any interest therein; the Seller will immediately notify the Buyer of the existence of any Lien arising through or under the Seller on any Receivable; and the Seller shall defend the right, title and interest of the Buyer in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this subsection 5.1(b) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables any Permitted Lien.

(c) Periodic Finance Charges and Other Fees. Except as otherwise required by any Requirement of Law, or as is deemed by the Seller in its sole discretion to be necessary in order to maintain its credit card business on a competitive basis, it shall not at any time reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on any of the Accounts if, as a result of any such reduction, either (i) the Seller's reasonable expectation is that such reduction will cause a Pay Out Event (as defined in the Pooling and Servicing Agreement) to occur so long as there are Investor Securities (as defined in the Pooling and Servicing Agreement) outstanding or (ii) such reduction is not also applied to any comparable segment of consumer revolving credit card accounts owned by the Seller that have characteristics the same as, or substantially similar to, such Accounts.

(d) Credit and Collection Policy and Contracts. The Seller shall comply with and perform its obligations under the Contracts relating to the Accounts and the Credit and Collection Policy except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Trust and the beneficiaries thereof. Subject to compliance with all Requirements of Law, the Seller may change the terms and provisions of the Contracts or the Credit and Collection Policy with respect to any of the Accounts in any respect (including the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon) only if in the reasonable judgment of the Seller (i) (if it owns a comparable segment of receivables) such change is made applicable to any comparable segment of the consumer revolving credit card accounts owned by the Seller which have characteristics the same as, or substantially similar to, such Accounts or (ii) (if it does not own such a comparable segment of receivables) such change will not be made with the intent to materially benefit the Seller over the Buyer, Metris Receivables, Inc., or the Trust and the beneficiaries thereof or to materially adversely affect the Buyer, Metris Receivables, Inc., or the Trust and the beneficiaries thereof, except as otherwise restricted by an endorsement, sponsorship or other agreement between the Seller and an unrelated third party or by the terms of the Contracts. The Seller further covenants that the Seller will not enter into any amendments to this Agreement that would cause a Ratings Event (as defined in the Pooling and Servicing Agreement) to occur so long as there are Investor Securities outstanding.

(e) Delivery of Collections. In the event that the Seller receives Collections, the Seller agrees to forward to the Buyer or its designee such Collections as soon as practicable after the receipt thereof, but in no event later than the second Business Day following the Date of Processing thereof.

(f) Notice of Liens. The Seller shall notify the Buyer promptly after becoming aware of any Lien on any Receivable other than Permitted Liens.

(g) Separate Business. The Seller shall maintain separate corporate records and books of account from those of the Buyer. The Seller will not conduct its business in the name of the Buyer so as not to mislead others as to the identity of the entity with which those others are concerned.

Section 5.2 Addition of Accounts. Unless excluded pursuant to Section 2.1(e) hereof, all revolving credit card accounts shall be included as Accounts from and after the date upon which the Seller acquires rights in such Additional Accounts, and all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created or acquired, shall be automatically sold to the Buyer. For the purposes of this Agreement, all receivables of such Additional Accounts shall be treated as Receivables upon their creation.

Section 5.3 Buyer Covenant Regarding Sale Treatment. The Buyer agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.


                               [END OF ARTICLE V]


                                   ARTICLE VI

                              REPURCHASE OBLIGATION

Section 6.1 Breach of Warranty. In the event of a breach with respect to a Receivable of any of the representations and warranties set forth in subsection 4.1(j) or subsections 4.2(a)(iii) through (vii) or subsection 4.2(b), such Receivable shall be designated an "Ineligible Receivable" and the Seller shall pay to the Buyer an amount in cash equal to the purchase price paid for any such Ineligible Receivable by the Buyer to the Seller. Upon such payment, without further action, such Ineligible Receivable shall be reassigned to the Seller. Such payment must be made by the close of business on the Business Day following the day such Receivable has been designated an Ineligible Receivable; provided, however, that such amount may be offset against any amounts due from the Buyer to the Seller with respect to the Purchase Price for Receivables sold to the Buyer on such day. The obligation of the Seller set forth in this Section shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections available to the Buyer.

Section 6.2 Conveyance of Reassigned Receivables. Upon the request of the Seller, the Buyer shall execute and deliver to the Seller a reconveyance substantially in such form and upon such terms as shall be acceptable to the Seller, pursuant to which the Buyer evidences the conveyance to the Seller of all of the Buyer's right, title, and interest in any Receivables and related property reconveyed to the Seller pursuant to Section 6.1. The Buyer shall execute such other documents or instruments of conveyance or take such other actions as the Seller may reasonably require to effect any repurchase of Receivables and related property pursuant to this Article VI.


                               [END OF ARTICLE VI]


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

Section 7.1 Conditions to the Buyer's Obligations Regarding Receivables. The obligations of the Buyer to purchase the Receivables on any Business Day shall be subject to the satisfaction of the following conditions with respect to such
Receivables:

(a) All representations and warranties of the Seller contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date (unless such representation or warranty specifically relates to an earlier date);

(b) All information concerning such Receivables provided to the Buyer shall be true and correct in all material respects on such date;

(c) The Seller shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

(d) The Seller shall have filed the financing statements required to be filed pursuant to subsection 2.1(b); and

(e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Buyer, and the Buyer shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Buyer may reasonably have requested.

Section 7.2 Conditions Precedent to the Seller's Obligations. The obligations of the Seller to sell Receivables on any Business Day shall be subject to the satisfaction of the following conditions with respect to such Receivables:

(a) All representations and warranties of the Buyer contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date (unless such representation or warranty specifically relates to an earlier date);

(b) Payment or provision for payment of the Purchase Price in accordance with the provisions of Section 3.2 hereof shall have been made; and

(c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Buyer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.


                              [END OF ARTICLE VII]


                                  ARTICLE VIII

                              TERM AND TERMINATION

Section 8.1 Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the earlier of: (a) such date as may be agreed to in writing by the Buyer and the Seller, or
(b) the occurrence of any of the following events: the Buyer or the Seller shall
(i) become insolvent, (ii) fail to pay its debts generally as they become due,
(iii) voluntarily seek, consent to or acquiesce in the benefit or benefits of any debtor relief law, (iv) become a party to (or be made the subject of) any proceeding provided for by any debtor relief law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within 60 days after its filing, or (v) become unable for any reason to purchase or re-purchase Receivables in accordance with the provisions of this Agreement or default in its obligations hereunder, which default continues unremedied for more than 30 days after written notice is delivered to the defaulting party by the non-defaulting party (any such date set forth in clause (a) or (b) hereof being a "Termination Date"); provided, however, that the termination of this Agreement pursuant to this Section 8.1 shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to Receivables sold prior to such termination. Notwithstanding any cessation of the sale to the Buyer of additional Principal Receivables, Principal Receivables sold to the Buyer prior to such Termination Date, Collections in respect of such Principal Receivables, Finance Charge Receivables (whenever created) accrued in respect of such Principal Receivables and Collections in respect of such Finance Charge Receivables, shall continue to be property of the Buyer available for transfer by the Buyer. To the extent that it is not clear to the Seller whether collections relate to a Principal Receivable that was sold to the Buyer or to a principal receivable that the Seller has not sold to the Buyer, the Seller agrees that it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account.

Section 8.2 Effect of Termination. No termination or rejection of or failure to assume the executory obligations of this Agreement in the event of the receivership of the Seller or bankruptcy of the Buyer shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by the Seller or the Buyer.


                              [END OF ARTICLE VIII]


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

Section 9.1 Amendment. This Agreement and any other Sale Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Buyer and the Seller in accordance with this Section 9.1. This Agreement and any other Sale Papers may be amended from time to time by the Buyer and the Seller (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in any such other Sale Papers, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or any Sale Papers which shall not be inconsistent with the provisions of this Agreement or any Sale Papers, (iv) to change or modify the Purchase Price and
(v) to change, modify, delete or add any other obligation of the Buyer or the Seller or to otherwise change, modify, delete or add any provision to this Agreement or any Sale Papers; provided, however, that no amendment pursuant to clause (iv) or (v) of this Section 9.1 shall be effective unless the Buyer and the Seller shall have received written confirmation from each Rating Agency to the effect that the rating of any securities issued by the Trust will not be reduced or withdrawn as a result of such amendment. Any reconveyance executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement. A copy of any amendment to this Agreement shall be sent to each Rating Agency.

Section 9.2 Governing Law. THIS AGREEMENT AND THE OTHER SALE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by certified mail, postage pre-paid and return receipt requested, to:

(a)      in the case of the Seller, to:

                         Direct Merchants Credit Card Bank, National Association 17600 North Perimeter Drive
                         Scottsdale, Arizona  85255
                         Attention:  Treasurer
                         Telephone:    (952) 417-5711
                         Telecopy:     (952) 417-5660

(b)      in the case of the Buyer, to:

                          Metris Companies Inc.
                          10900 Wayzata Boulevard
                          Minnetonka, Minnesota  55305
                          Attention: Treasurer
                          Telephone:  (952) 417-5711
                          Telecopy:  (952) 417-5660

                          with a copy to:

                          Metris Companies Inc.
                          10900 Wayzata Boulevard
                          Minnetonka, Minnesota  55305
                          Attention: General Counsel
                          Telephone:  (952) 358-4339
                          Telecopy:  (952) 593-4884


or, as to the party, at such other address as shall be designated by such party in a written notice to each other party.

Section 9.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of the Sale Papers shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Sale Papers and shall in no way affect the validity or enforceability of the other provisions of the Sale Papers.

Section 9.5 Further Assurances. The Buyer and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of the Sale Papers, including, without limitation, the execution of any financing statements or continuation statements (or other amendments thereto) or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

Section 9.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 9.7 Counterparts. The Sale Papers may each be executed in two or more counterparts including telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.8 Binding Effect; Third Party Beneficiaries. The Sale Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The Seller hereby acknowledges that the Buyer has assigned certain of its rights hereunder to Metris Receivables, Inc. and Metris Funding Corporation, respectively, that the Buyer may from time to time assign certain of its rights hereunder to one or more other entities, including Metris Asset Funding Co., in connection with warehousing or other financing arrangements involving a transfer to such entity or entities of the Buyer's right, title and interest to all or any portion of the Receivables and the proceeds thereof, and that such entities are third party beneficiaries hereunder.

Section 9.9 Merger and Integration. Except as specifically stated otherwise herein, the Sale Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by the Sale Papers. The Sale Papers may not be modified, amended, waived or supplemented except as provided herein.

Section 9.10 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.11 Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.12      Protection of Right, Title and Interest to Receivables.

(a) The Seller shall cause this Agreement, all amendments hereto and/or all financing statements, and continuation statements and other amendments thereto, and any other necessary documents covering the sale hereunder to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Buyer hereunder to the Receivables and the proceeds thereof. The Seller shall deliver to the Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Buyer shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 9.12(a).

(b) The Seller shall not change its name or its type or jurisdiction of organization without previously having delivered to the Buyer an opinion of counsel to the effect that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the first-priority perfected ownership interest of the Buyer in the Receivables and the related property.


                               [END OF ARTICLE IX]


                  IN WITNESS WHEREOF, the Buyer and the Seller each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.




                                        DIRECT MERCHANTS CREDIT CARD
                                        BANK, NATIONAL ASSOCIATION,
                                              as Seller

                                        By:/s/Jeffrey D. Grosklags
                                            Name: Jeffrey D. Grosklags
                                            Title: Chief Financial Officer


                                         METRIS COMPANIES INC.,
                                              as Buyer

                                        By: /s/ Ralph A. Than
                                            Name: Ralph A. Than
                                            Title: Senior Vice President
                                                   Treasurer

Acknowledged and Accepted:

U.S. BANK NATIONAL ASSOCIATION,
    as Trustee

By:/s/ Tamara Schultz-Fugh
     Name: Tamara Schultz-Fugh
     Title: Vice President

        [Signature page to Second Amended and Restated Bank Receivables
                              Purchase Agreement]




                                                                      Schedule 1


                                ACCOUNT SCHEDULE



                                TABLE OF CONTENTS
                                                                            Page
                                    ARTICLE I
                                   DEFINITIONS
Section 1.1   Definitions......................................................2
Section 1.2   Other Definitional Provisions....................................6
                               ARTICLE II
                    PURCHASE AND SALE OF RECEIVABLES
Section 2.1   Sale.............................................................8
Section 2.2   Removal and Deletion of Accounts.................................9
                               ARTICLE III
                        CONSIDERATION AND PAYMENT
Section 3.1   Purchase Price..................................................11
Section 3.2   Payment of Purchase Price.......................................11
Section 3.3   Daily Reports...................................................11
Section 3.4   Use of Name, Logo and Marks.....................................11
                               ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES
Section 4.1   Seller's Representations and Warranties.........................12
Section 4.2   Seller's Representations and Warranties Regarding Receivables...14
Section 4.3   Representations and Warranties of the Buyer.....................15
                                ARTICLE V
                      COVENANTS OF SELLER AND BUYER
Section 5.1   Seller Covenants................................................17
Section 5.2   Addition of Accounts............................................18
Section 5.3   Buyer Covenant Regarding Sale Treatment.........................18
                               ARTICLE VI
                          REPURCHASE OBLIGATION
Section 6.1   Breach of Warranty..............................................19
Section 6.2   Conveyance of Reassigned Receivables............................19
                               ARTICLE VII
                          CONDITIONS PRECEDENT
Section 7.1   Conditions to the Buyer's Obligations Regarding Receivables.....20
Section 7.2   Conditions Precedent to the Seller's Obligations................20
                              ARTICLE VIII
                          TERM AND TERMINATION
Section 8.1   Term............................................................22
Section 8.2   Effect of Termination...........................................22
                               ARTICLE IX
                        MISCELLANEOUS PROVISIONS
Section 9.1   Amendment.......................................................23
Section 9.2   Governing Law...................................................23
Section 9.3   Notices.........................................................23
Section 9.4   Severability of Provisions......................................24
Section 9.5   Further Assurances..............................................24
Section 9.6   No Waiver; Cumulative Remedies..................................24
Section 9.7   Counterparts....................................................24
Section 9.8   Binding Effect; Third Party Beneficiaries.......................24
Section 9.9   Merger and Integration..........................................25
Section 9.10  Headings........................................................25
Section 9.11  Schedules and Exhibits..........................................25
Section 9.12  Protection of Right, Title and Interest to Receivables..........25




                                    SCHEDULES


Schedule 1      ACCOUNT SCHEDULE





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